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Exhibit 99.1

CERTIFICATION OF FINANCIAL STATEMENTS

        Pursuant to 18 U.S.C. 63 § 1350, the Chief Executive Officer and the Chief Financial Officer of Ballantyne of Omaha, Inc. (the "Company"), hereby certify that this Form 10-Q and the financial statements thereto fully comply with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q and the financial statements thereto fairly present, in all material respects, the financial condition and results of operations of the Company.

/s/ JOHN WILMERS John Wilmers Chief Executive Officer	/s/ BRAD FRENCH Brad French Chief Financial Officer
Date: November 14, 2002

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  Exhibit 99.1
CERTIFICATION OF FINANCIAL STATEMENTS